Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of September 29, 2026, by and between [ ], a [ ] (the “Purchaser”), and Digimarc Corporation, an Oregon corporation (the “Company”).

Recitals

A.         Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B.         This Agreement is part of a series of Common Stock Purchase Agreements (each other Common Stock Purchase Agreement, an “Other Purchase Agreement”), each executed concurrently but as independent transactions, pursuant to which the Company has agreed to sell and issue shares of its common stock to separate purchasers (each other purchaser, an “Other Purchaser”), in each case at the same price per share as contemplated by this Agreement.

Terms and Conditions

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
    Definitions

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Base Prospectus” means the prospectus, dated July 13, 2026, contained in the Registration Statement.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the first (1st) Trading Day following the date hereof subject to all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, having been satisfied or waived in writing by the party entitled to the benefit thereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities or contracts of the Company or its subsidiaries which (a) would entitle the holder to acquire Common Stock, including any debt, preferred stock, right, option, warrant or other instrument convertible into or exercisable or exchangeable for Common Stock, or (b) whose value is determined by reference to the Common Stock.

“Disclosure Package” means, collectively, the Prospectus, together with the documents incorporated by reference therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Lead Investor” means Ocho Investments LLC.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Placement Agent” means Needham & Company, LLC.

“Preemptive Rights Termination Date” means the earlier of (i) the third anniversary of the Closing Date, and (ii) such date as the Company has publicly disclosed in the Company’s earnings release or periodic filing with the Commission financial results demonstrating that for the two most recently ended quarters the Company achieved, on a consolidated basis, both (A) net income before interest expense and income tax expense (i.e. “EBIT”) greater than $0.00; provided that EBIT shall be determined as (x) Non-GAAP gross profit, less (y) Non-GAAP operating expense, calculated consistent with the calculation of such terms by the Company prior to the date hereof, including in the Company’s press release dated August 13, 2026, and for the avoidance of doubt such amounts shall not include interest expense or interest income; and (B) Net cash provided by (used in) operating activities of greater than $0.00, calculated in accordance with U.S. generally accepted accounting principles, as consistently applied by the Company prior to the date hereof.

“Prospectus” means the Prospectus Supplement, together with the Base Prospectus.

“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser at the Closing.

“Registration Statement” means the effective registration statement with Commission File No. 333-297287 that registers the sale of the Shares to the Purchaser, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act).

“Shares” means [         ] shares of Common Stock issued or issuable to the Purchaser pursuant to the terms and conditions of this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means $[                  ], the aggregate amount to be paid for the Shares purchased hereunder in United States dollars and in immediately available funds.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Other Purchase Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, and any successor transfer agent of the Company.

ARTICLE II
    Purchase and Sale

2.1    Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares, for a purchase price of $4.04 per Share.

(a)    The offering and sale of the Shares (the “Offering”) is being made pursuant to (i) the Registration Statement filed by the Company with the Commission, including the Base Prospectus; (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act) that have been or will be filed, if required, with the Commission and delivered to the Purchaser on or before the date hereof, containing certain supplemental information regarding the terms of the Offering and the Company; and (iii) the Prospectus Supplement containing certain supplemental information regarding the Shares and the terms of the Offering and information that may be material to the Company and its securities that was delivered to the Purchaser and will be filed with the Commission.

(b)    Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall take place virtually through the exchange of electronic documents, or at such other location as the parties shall mutually agree upon in writing, on the Closing Date. At the Closing, (i) the Purchaser shall deliver to the Company via wire transfer, immediately available funds equal to the Subscription Amount, (ii) the Company shall issue the Shares directly to the account(s) identified by the Purchaser on Schedule I hereto or, if requested by the Purchaser on Schedule I hereto, in book-entry form registered in the Purchaser’s name and address, and (iii) the Company and the Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing.

2.2    Closing Conditions.

(a)    The Company’s obligation to issue and sell the Shares to the Purchaser shall be subject to:

(i)    no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Base Prospectus or the Prospectus or any part thereof, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission;

(ii)    no objection shall have been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement;

(iii)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be true and correct as of such date); and

(iv)    the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)    The Purchaser’s obligation to purchase the Shares from the Company shall be subject to:

(i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Base Prospectus or the Prospectus or any part thereof, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission;

(ii) no objection shall have been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement;

(iii) there shall have been no Material Adverse Effect since the date of the Company’s Form 10-Q for the quarter ended June 30, 2026;

(iv) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(v) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, which shall be true and correct as of such specified date);

(vi) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(vii) there shall not be pending or threatened any action, proceeding, or investigation by any governmental authority or other Person that would reasonably be expected to (A) prevent or materially delay consummation of the transactions contemplated hereby, (B) result in material damages in connection with the transactions contemplated hereby, or (C) impose or seek to impose material conditions or restrictions on the Purchaser’s ability to hold, vote, or transfer the Shares; and

(viii) the Common Stock shall not have been suspended from trading on the Trading Market, and trading in securities generally as reported on the Trading Market shall not have been suspended or materially limited.

2.3    Deliveries.

(a)    On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)    this Agreement duly executed by the Company;

(ii)    a legal opinion of Ashurst Perkins Coie US LLP, addressed to the Purchaser, in the form of Exhibit A hereto;

(iii)    if following the Closing, Purchaser and its Affiliates will own 10% or more of the outstanding Common Stock, a duly executed registration rights agreement in the form of Exhibit B hereto;

(iv)    on the date hereof, the Company’s wiring instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(v)    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue the Shares to the Purchaser and deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Shares directly to the account(s) identified by the Purchaser on Schedule I hereto or, if requested by the Purchaser on Schedule I hereto, in book-entry form registered in the Purchaser’s name and address (and promptly thereafter deliver evidence of such issuance in book-entry);

(vi)    the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(vii)    evidence that the notification for the listing of the Shares sold hereunder for trading has been submitted to the Company’s principal Trading Market;

(viii)    an Officer’s Certificate, in the form of Exhibit C hereto;

(ix)    a Secretary’s Certificate, in the form of Exhibit D hereto; and

(x)    a certificate of Existence of the Company as of a date that is no more than five (5) Trading Days prior to the Closing Date.

(b)    On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)         this Agreement duly executed by such Purchaser;

(ii)         if following the Closing, Purchaser and its Affiliates will own 10% or more of the outstanding Common Stock, a duly executed registration rights agreement in the form of Exhibit B hereto; and

(iii)         the Purchaser’s Subscription Amount.

ARTICLE III
    Representations, Warranties and Covenants

3.1    Representations, Warranties and Covenants of the Company. The Company acknowledges, represents and warrants to, and covenants and agrees with, the Purchaser that:

(a)    The Company has the requisite right, power and authority to enter into this Agreement and each of the other Transaction Documents, to authorize, issue and sell the Shares as contemplated by this Agreement and each of the other Transaction Documents and to perform and to discharge its obligations hereunder and thereunder; and this Agreement and each of the other Transaction Documents has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity. Assuming the accuracy of Purchaser’s representations in Section 3.2(g) – (i), no approval of the Company’s shareholders or any other corporate action on the part of the Company (other than approval of the Company’s board of directors, which has already been obtained) is necessary to authorize the execution, delivery and performance of this Agreement by the Company. The Company and each of its subsidiaries are entities duly incorporated or otherwise organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of their incorporation or organization, with the requisite power and authority to own and use their properties and assets and to carry on their business as currently conducted.

(b)    The Shares have been duly authorized and the Shares, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company. As of September 25, 2026, there were 22,548,451 shares of Common Stock of the Company issued and outstanding. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on July 13, 2026, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. No objection has been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement or any Other Purchase Agreement. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b) in relation to the sale of the Shares. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are a sufficient number of shares of Common Stock available for issuance under the Registration Statement to issue the Shares and all of the other shares of Common Stock issuable pursuant to the Other Purchase Agreements pursuant to the Registration Statement.

(c)    The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any of its subsidiaries is subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or bylaws, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, and would not be, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement or any Other Purchase Agreement (a “Material Adverse Effect”; provided, however, that changes in the trading price of the Common Stock shall not, in and of themselves, constitute a Material Adverse Effect (it being understood that the facts or circumstances giving rise to such change may be taken into account in determining whether a Material Adverse Effect has occurred)).

(d)    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements, as of their respective dates, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly presented in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in all material respects.

(e)    Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth in the SEC Reports, the Company has not incurred any liabilities (contingent or otherwise) other than (A) liabilities, including trade payables and accrued expenses, incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on a consolidated balance sheet of the Company pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or any Other Purchase Agreements or as set forth in the SEC Reports, no event, liability, fact, circumstance, litigation, claim, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been disclosed at least one (1) Trading Day prior to the date that this representation is made.

(f)    The Company shall, (i) by 5:30 p.m. Eastern time on September 30, 2026, issue a press release and/or file with the Commission a Current Report on Form 8-K (the “Public Announcement”) disclosing all material terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, in the form of Exhibit E hereto, and (ii) by 5:30 p.m. Eastern time on the fourth (4th) Trading Day following the date hereof, file with the Commission a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the form of this Agreement (excluding Schedule I hereto) and forms of the Transaction Documents as exhibits thereto and an opinion of legal counsel as to the validity of the Shares as exhibits thereto. From and after the issuance or filing of such Public Announcement, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. From and after the date hereof, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material, non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to the Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Purchaser and the Placement Agent shall be relying on the foregoing representations and covenants in effecting transactions in securities of the Company. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. Without the prior written consent of the Purchaser, the Company shall not disclose the name of the Purchaser in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.

(g)    The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(h)    The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on the Trading Market and promptly secure the listing of all of the Shares on the Trading Market. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(i)    Except for the fees and reimbursable expenses of the Placement Agent and the reimbursable expenses of the Lead Investor, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or any of the Other Purchase Agreements. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or any of the Other Purchase Agreements.

(j)    The proceeds from the sale of the Shares shall be used by the Company as set forth in the Prospectus Supplement and, for the avoidance of doubt, the Company shall not use such proceeds in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. The Company shall not, without the prior written consent of the Purchaser, use the proceeds from the sale of the Shares to pay any indebtedness or other liability owed to any current or former executive officers or directors of the Company (or any of their respective Affiliates), except for payments of obligations that have been disclosed in the SEC Reports.

(k)    The Company is not, and as a result of the consummation of the transactions contemplated by (i) this Agreement and the application of the proceeds from the sale of the Shares and (ii) the Other Purchase Agreements and the application of the proceeds from the sale of the Common Stock thereunder, as set forth in the Base Prospectus and the Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(l)    The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance in any material respect with the listing or maintenance requirements of such Trading Market. As of the date hereof, the Company is in compliance with all such listing and maintenance requirements.

(m)    Neither the Company nor any of its officers, directors or Affiliates has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares (or any Common Stock issued pursuant to any Other Purchase Agreement), or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares (or any Common Stock issued pursuant to any Other Purchase Agreement).

(n)    The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation, including, without limitation, under the Oregon Control Share Act, as amended, and the Oregon Business Combination Act, as amended, that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares. For the avoidance of doubt, the Company’s board of directors has approved this transaction, which is the transaction which results in the shareholder becoming an interested shareholder within the meaning of O.R.S. 60.835(1).

(o)    Anything in this Agreement to the contrary notwithstanding (except for Section 3.2(f)), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchaser, and counter-parties in “derivative” transactions to which such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Shares are outstanding and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(p)    Except for the right of the Lead Investor to expense reimbursement under Section 4.10, no Other Purchase Agreement includes terms and conditions that are more advantageous to any such Other Purchaser than the Purchaser hereunder, and such Other Purchase Agreements have not been amended or modified in any material respect following the date of this Agreement.

(q)    Purchaser Preemptive Rights.

(i)

If the Company or any of its subsidiaries proposes to issue and sell (a “New Securities Offering”) any equity securities, or any rights to subscribe for, or option to purchase or otherwise acquire, any equity securities, including any Common Stock or Common Stock Equivalents (collectively, “New Securities”), Purchaser shall have the right to purchase (hereinafter referred to as the “Preemptive Rights”), on the same terms and at the same purchase price set forth in the Preemptive Notice, up to that number of New Securities (such number, the “Preemptive Portion”) equal to the product of (x) the number of shares of Common Stock beneficially owned by Purchaser divided by the number of outstanding shares of Common Stock and (y) the number of such New Securities to be issued and sold.

(ii)

In connection with the Preemptive Rights, the Company shall, by written notice (the “Preemptive Notice”), provide an offer to sell to Purchaser its Preemptive Portion of the proposed New Securities to be issued and sold, as determined in accordance with clause (i) above. The Preemptive Notice shall set forth: (A) the aggregate number of New Securities proposed to be issued and sold by the Company, (B) the applicable purchase price per New Security, (C) the number of New Securities offered to Purchaser as its Preemptive Portion, (D) the proposed closing date of such issuance and sale and (E) a summary of the rights and obligations of the New Securities. Notwithstanding the foregoing, Purchaser may from time to time provide a notice (a “Stop Notice”) requesting that it not receive any Preemptive Notices that constitute material non-public information and may revoke a previously issued Stop Notice. Upon receipt of a Stop Notice and until such time as such Stop Notice is revoked, the Company shall not send a Preemptive Notice in connection with a New Securities Offering that constitutes material non-public information to Purchaser, but instead shall follow the procedures set forth in Section 3.1(q)(vii). In addition, in connection with sales of Common Stock pursuant to the Company’s sales agreement dated June 8, 2026 for the Company’s “at-the-market” offering program, with respect to sales in any calendar month, the Company may elect not to send a Preemptive Notice (an “ATM Deferral Election”), in which case the Company shall follow the procedures set forth in Section 3.1(q)(vii).

(iii)

Purchaser shall be entitled to exercise its Preemptive Right to purchase its Preemptive Portion of the New Securities being offered at the price and on the terms and conditions specified in the Preemptive Notice by delivering an irrevocable written notice (a “Subscription Notice”) to the Company within fifteen (15) Trading Days from the date of its receipt of any Preemptive Notice (the “Preemptive Period”) specifying (i) the number of New Securities that such Purchaser is committing to purchase (which may be for all or a portion of such Purchaser’s Preemptive Portion) and (ii) any exercise of the overallotment rights described in clause (iv) below; provided that if a Purchaser has not delivered a Subscription Notice to the Company within the Preemptive Period, then such Purchaser shall be deemed to have waived and rejected its right to purchase its Preemptive Portion of such New Securities.

(iv)

Purchaser shall have the additional right of overallotment (the “Overallotment Rights”) and may purchase its pro rata portion, of those New Securities for which any Other Purchaser does not fully subscribe for its entire Preemptive Portion in accordance with the purchase agreement of the Other Purchaser (the “Remaining New Securities”), which overallotment rights shall be exercised by Purchaser committing to purchase its entire Preemptive Portion of New Securities being issued and by offering in its Subscription Notice to purchase any or all of the Remaining New Securities, in which event such Remaining New Securities shall be deemed to have been offered to and accepted by Purchaser, on the same terms and at the same price as specified in the Preemptive Notice.

(v)

If Purchaser elects to purchase any New Securities, the closing of such purchase shall be consummated concurrently with the issuance and sale of New Securities in the New Securities Offering; provided that, (x) if the New Securities Offering is not consummated in accordance with the terms of the Preemptive Notice, the Purchaser may elect not to purchase some or all of the New Securities (including any Remaining New Securities), and (y) in no event shall Purchaser’s commitment to purchase New Securities (including any Remaining New Securities) remain irrevocable for a period in excess of the one hundred twenty (120) day period immediately following the date of the Preemptive Notice, and upon the one hundred twentieth (120th) day of such period, such Purchaser’s obligation to purchase such New Securities shall expire and have no further force or effect and after such time, any proposed issuance of New Securities shall once again be subject to the terms of this Section 3.1(q).

(vi)

Notwithstanding anything in this Section 3.1(q) to the contrary, the Company may at its option determine not to proceed with the issuance and sale contemplated by the Preemptive Notice; in which case (i) the Company shall provide written notice of such election to Purchaser and any Subscription Notice delivered to the Company in connection with such issuance and sale shall have no further force or effect and (ii) any subsequent proposed issuance of New Securities shall once again be subject to the terms of this Section 3.1(q).

(vii)

Notwithstanding anything in this Section 3.1(q) to the contrary, if (x) the Company determines in its sole discretion that complying with the notice requirements and waiting periods of Section 3.1(q)(i)-(vi) are impractical due to the need to raise capital prior to the expiration of such notice periods or waiting periods, (y) Purchaser has provided and not revoked a Stop Notice, or (z) the Company has made an ATM Deferral Election with respect to a calendar month, the Preemptive Rights shall be deemed satisfied if the Company provides (i) a Preemptive Notice to Purchaser as soon as practical under the circumstances (but no later than five (5) Trading Days following the issuance giving rise to the Preemptive Right (or in the case of an ATM Deferral Election following the end of the calendar month)) and (ii) Purchaser the right to purchase from the Company or the subsidiary making such issuance within thirty (30) days after such issuance, the same number, class and type of New Securities that such Purchasers had the right to purchase under Section 3.1(q)(i)-(vi) and on the same economic and other terms and conditions as if such purchase had been effected pursuant to Section 3.1(q)(i)-(vi).

(viii)

The failure of Purchaser to exercise some or all of the Preemptive Rights with respect to any New Securities Offering shall not limit or waive its right to exercise its Preemptive Rights with respect to a subsequent New Securities Offering.

(ix)

Notwithstanding anything in this Section 3.1(q) to the contrary, the Preemptive Rights shall not apply with respect to (i) New Securities issued pursuant to acquisitions, joint ventures, license or leasing arrangements or other strategic transactions to a Person (or equityholders of a Person) which is not an Affiliate of the Company and is an operating company or owner of an asset synergistic with the Company’s business, provided such issuance is not primarily for raising capital; (ii) Common Stock issued upon conversion or exercise of convertible securities: (x) outstanding and disclosed in SEC Reports as of the date hereof, (y) issued subsequent to the date hereof subject to the Preemptive Rights, provided in the case of clause (x) or (y), the conversion or exercise terms are not amended to increase shares or lower prices; or (z) issued pursuant to clause (iii); and (iii) equity awards under Company equity incentive plans, as compensation to members of the board of directors, executive officers, employees, directors or consultants, or pursuant to a new plan or arrangement meeting the requirements of Nasdaq Listing Rule 5635(c).

(x)

Notwithstanding anything in this Section 3.1(q) to the contrary, Overallotment Rights may not be exercised, and any purported exercise shall be void, with respect to any New Securities that, when aggregated with all other shares of Common Stock owned by the Purchaser and its Affiliates and other Persons acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any Purchaser or its Affiliates with respect to the Company at such time, would result in the Purchaser and its Affiliates and other Persons acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any Purchaser or its Affiliates with respect to the Company beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 19.9% of the then issued and outstanding shares of Common Stock or voting power of the Company, if prior approval of the shareholders of the Company in accordance with the applicable rules of the Company’s principal Trading Market is required, unless such approval has been obtained.

(xi)	The Preemptive Rights shall terminate on the Preemptive Rights Termination Date.

(r)    Intellectual Property. The Company and its subsidiaries own, or possess adequate rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, copyrights and other proprietary rights (collectively, “Intellectual Property”) material to the conduct of the business of the Company and its subsidiaries as currently conducted, except where the failure to own or possess adequate rights would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, (i) the conduct of the business of the Company and its subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, and (ii) no third party is infringing, misappropriating or otherwise violating the Intellectual Property rights of the Company or any of its subsidiaries, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(s)    Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, at law or in equity, or before or by any federal, state, local or foreign governmental authority, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the Company’s ability to consummate the transactions contemplated hereby.

(t)    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Preemptive Rights granted under this Agreement. The Preemptive Rights shall supersede any conflicting policy of the Company.

(u)    Subsequent Equity Sales Restriction. The Company agrees that for the period commencing on the date hereof through December 31, 2026, unless consented to by the Lead Investor, which consent may be granted or withheld in the Lead Investor’s sole discretion, the Company shall not directly or indirectly issue, offer, sell, grant any Common Stock or Common Stock Equivalents other than: (i) shares issued pursuant to acquisitions, joint ventures, license or leasing arrangements or other strategic transactions to a Person (or equityholders of a Person) which is not an Affiliate of the Company and is an operating company or owner of an asset synergistic with the Company’s business, provided such issuance is not primarily for raising capital; (ii) shares issued upon conversion or exercise of convertible securities outstanding or disclosed in SEC Reports as of the date hereof, provided the conversion or exercise terms are not amended to increase shares or lower prices; (iii) equity awards under Company equity incentive plans as in effect on the Closing Date; and (iv) shares issued pursuant to existing arrangements described in the SEC Reports.

(v)    Indemnification. The Company agrees to indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, liabilities and expenses arising out of (i) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement or (ii) any untrue statement of a material fact or omission to state a material fact contained in the Disclosure Package.

3.2    Representations, Warranties and Covenants of the Purchaser. The Purchaser acknowledges, represents and warrants to, and agrees with, the Company that:

(a)    At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)    The Purchaser has had the opportunity to review this Agreement and the Company’s filings with the Commission and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares. The Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Purchaser with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the Purchaser agrees need not be provided to it. In connection with the issuance of the Shares to the Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Purchaser.

(c)    No agent of the Company has been authorized to make and no such agent has made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth in or incorporated by reference in the Base Prospectus or the Prospectus Supplement or as otherwise contemplated by this Agreement.

(d)    (i) The Purchaser has the requisite right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

(e)    The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of its decision to purchase Shares pursuant to the Transaction Documents. Nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. The Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and the Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)    Since September 18, 2026, the Purchaser has not directly or indirectly, nor, to its knowledge, has any Person acting on behalf of or pursuant to any understanding with the Purchaser, (i) disclosed any information regarding the Offering or any material non-public information that it possesses regarding the Company to any third parties (other than the Purchaser’s legal and accounting advisors or any Other Purchaser), or (ii) engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Purchaser covenants that, without limiting any other obligations it may have to the Company or under applicable law, neither it nor any Person acting on its behalf or pursuant to any understanding with it will (A) prior to the issuance or filing of the Public Announcement, disclose any information regarding the Offering to any third parties (other than the Purchaser’s legal and accounting advisors or any Other Purchaser), and (B) until the opening of the second (2nd) Trading Day following the Public Announcement, engage in any transactions in the securities of the Company (including Short Sales).

(g)    The Purchaser, together with its Affiliates, will not, immediately after the Closing, beneficially own 20% or more of the outstanding shares of Common Stock or of the voting power of the Company. The Purchaser and its Affiliates are not acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any other Person with respect to the Company.

(h)    The Purchaser is not a party to any agreement or arrangement, whether written or oral, with any Other Purchaser or any shareholder of the Company as of the date hereof regulating the management of the Company, the shareholders’ rights in the Company or the transfer of shares in the Company, including any voting agreement, shareholder agreement or other similar agreement (regardless of how such agreement is titled).

(i)    The Purchaser’s signature page sets forth all securities of the Company held or beneficially owned by such Purchaser and its Affiliates as of the date hereof. The Purchaser and its Affiliates do not hold or beneficially own any other securities of the Company, except as indicated on the signature page hereto.

ARTICLE IV
    Miscellaneous

4.1    Entire Agreement; Modifications. Except as otherwise provided herein, the Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding and agreement between the parties with respect to the subject matter hereof, and there are no agreements or understandings with respect to such subject matter that are not contained in the Transaction Documents. This Agreement may be modified only in a writing signed by the Company and the Purchaser. Notwithstanding the foregoing, no amendment, modification or waiver that adversely affects the Placement Agent shall be effective without the prior written consent of the Placement Agent.

4.2    Survival. All representations, warranties, covenants and agreements of the Company and the Purchaser herein shall survive delivery of, and payment for, the Shares purchased hereunder.

4.3    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

4.4    Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

4.5    Reserved.

4.6    Notices. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by e-mail, if sent during normal business hours of the recipient, or, if not, then on the next business day, so long as no bounce-back or similar notice of non-delivery is received, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Purchaser, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two (2) days’ advance written notice to the other party hereto.

4.7    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or that such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.9    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

4.10    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Lead Investor for (a) expenses of $96,595 incurred on or prior to September 21, 2026, plus (b) its documented out-of-pocket expenses, including legal fees and reasonable out-of-pocket expenses, incurred subsequent to September 21, 2026, in an amount not to exceed the greater of: (x) $50,000, and (y) the legal fees and expenses of the Company with respect to the Offering during such period. Purchaser may offset such fees and expenses against the Subscription Amount to be delivered at Closing. The Company shall pay (a) all transfer agent fees incurred in connection with the delivery of any Shares to the Purchaser and (b) all out-of-pocket expenses (including reasonable attorney’s fees) of the Purchaser incurred by the Purchaser in connection with specifically enforcing the terms and provisions of this Agreement pursuant to Section 4.11.

4.11    Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity. The remedies provided for in this Agreement are cumulative and not exclusive of each other or of any other rights at law or in equity.

4.12    Termination. This Agreement may be terminated by the Company or the Purchaser, by written notice to the other party, if the Closing has not been consummated on or before the third (3rd) Trading Day after the parties’ execution of this Agreement; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

4.13    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Following the Closing, but not prior to the Closing, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.”

4.14    Independent Nature of Purchaser’s Obligations and Rights. The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance or non-performance of the obligations of any Other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser and any Other Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser or any Other Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchaser and any Other Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose. The Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Purchaser, solely, and not between the Company and the Purchaser collectively and not between and among the Purchaser and any Other Purchaser.

4.15    No Recourse Against Purchaser Members, Directors, etc. No director, officer, employee, member or manager of the Purchaser, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by law, the Company hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such person.

4.16    Third-Party Beneficiaries. The Placement Agent shall be a third-party beneficiary of the representations and warranties of the Company in Section 3.1. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 4.16.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

DIGIMARC CORPORATION By:______________________ Name: Title:

Address for notice: Digimarc Corporation 8500 SW Creekside Place Beaverton, Oregon 97008 Attention: Chief Financial Officer Email: Charles.Beck@digimarc.com

With a copy (which shall not constitute notice) to:

Ashurst Perkins Coie US LLP

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209

Attention: John Thomas

                  Joe Bailey

E-mail: JRThomas@perkinscoie.com

              JoeBailey@perkinscoie.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

[PURCHASER] By: ______________________ Name: Title:

Address for notice:

Email:______________________

With a copy (which shall not constitute notice) to:

Maurice M. Lefkort

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, N.Y. 10019

mlefkort@willkie.com

Shares of Common Stock currently held by the Purchaser and its Affiliates:

SCHEDULE I

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

Check here if the Shares are to be issued in book-entry: □

Exhibit A

Form of Oregon Opinion

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Officer’s Certificate

OFFICERS’ CERTIFICATE

OF

DIGIMARC CORPORATION

Reference is made to the Common Stock Purchase Agreement, dated as of September 29, 2026, by and between [__________] and Digimarc Corporation (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

Each of the undersigned hereby certifies in his or her capacity as an officer of the Company as follows:

●	I hold the position with the Company set forth below my signature page below.

●

Each of the representations and warranties of the Company contained in the Agreement that is qualified by materiality or Material Adverse Effect is true and correct in all respects, and each of the other representations and warranties of the Company contained in this Agreement is true and correct in all material respects, in each case as of the date of the Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

●	All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date have been performed.

●	No objection has been raised by the Trading Market to the notification filed by the Company with respect to the listing of the Shares to be issued and sold under the Agreement.

●	Since the date of the filing of the Company’s Form 10-Q for the quarter ended June 30, 2026, no Material Adverse Effect has occurred.

In Witness Whereof, the undersigned has executed this Officers’ Certificate as of the Closing Date.

_______________________ Name: Title: Chief Financial Officer	_______________________ Name: Title: Chief Executive Officer

Exhibit D

Form of Secretary’s Certificate

Exhibit E

Form of Press Release